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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 1, 2005


                        BNP RESIDENTIAL PROPERTIES, INC.
               (Exact name of registrant specified in its charter)


Maryland                       001-9496                    56-1574675
(State of                   (Commission                   (IRS Employer
Incorporation)              File Number)               Identification No.)


                        301 S. College Street, Suite 3850
                         Charlotte, North Carolina 28202
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (704) 944-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

         As previously reported on a current report on Form 8-K dated August 1, 2005, the Company agreed to employment agreement terms with each of Philip Payne, chairman of the board, Scott Wilkerson, president and chief executive officer, Pam Bruno, vice president, treasurer and chief financial officer, and Eric Rohm, vice president and general counsel.

         On November 11, 2005, definitive employment agreements were executed to document the terms of the employment agreements and related restricted stock grants. In addition to the other compensation previously described in the original current report on Form 8-K, upon termination of an executive's employment by the Company without cause or by the executive for good reason (as those terms are defined in the respective employment agreements):

o any unvested Company stock options and unvested shares of restricted stock (including those granted in connection with the executive's employment agreement) that would have vested during the remainder of the executive's employment term (generally, 3 years for Messrs. Payne and Wilkerson and 1 year for Ms. Bruno and Mr. Rohm) will vest; and

o the executive will receive cash payments during the applicable employment term equal to any dividend declared during that period on any shares of restricted stock that the executive forfeited as a result of his or her termination.

In addition to other compensation previously described, upon a change in control or termination of an executive's employment without cause in contemplation of a change in control, the executive is entitled to a lump sum cash payment equal to the sum of each Special Dividend Amount (as defined below) with respect to any Special Dividend (as defined below) paid while the executive is employed under the agreement and before a change in control.

         A Special Dividend shall mean a dividend that (i) exceeds previous customary amounts, (ii) exceeds cash flow from operations for the period and
(iii) follows a significant asset disposition or refinancing. The Special Dividend Amount shall be the product of (x) the per share amount of a Special Dividend designated as being in excess of an ordinary dividend and as being related to proceeds from a significant asset disposition or refinancing and (y) the number of shares of restricted stock held by the executive. The designation referred to in the preceding sentence shall be made at the time of a Special Dividend declaration and shall be made by the non-management members of the Board of Directors of the Company. Such designation shall be in the sole discretion of the non-management members of the Board of Directors of the Company so long as they determine the amount in good faith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               BNP RESIDENTIAL PROPERTIES, INC.


                               By:               /s/ Pamela B. Bruno
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                                        Pamela B. Bruno
                                        Vice President, Treasurer and
                                        Chief Financial Officer

Dated:  November 17, 2005

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